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                                                                    Exhibit 23.6

Consent of Independent Certified Public Accountants

Board of Directors
Gameco, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2002, relating to the combined financial statements of Jalou, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
Richmond, Virginia

May 14, 2002